EXHIBIT 16

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Covington Trust (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganizations of Fidelity Summer Street Trust: Fidelity Disruptive Automation Fund into Fidelity Disruptive Automation ETF, Fidelity Disruptive Communications Fund into Fidelity Disruptive Communications ETF, Fidelity Disruptive Finance Fund into Fidelity Disruptive Finance ETF, Fidelity Disruptive Medicine Fund into Fidelity Disruptive Medicine ETF, Fidelity Disruptive Technology Fund into Fidelity Disruptive Technology ETF, and Fidelity Disruptors Fund into Fidelity Disruptors ETF, each a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after December 1, 2022.

WITNESS our hands on this first day of December 2022.

/s/ Thomas P. Bostick	/s/ Robert A. Lawrence
Thomas P. Bostick	Robert A. Lawrence

/s/ Dennis J. Dirks	/s/ Oscar Munoz
Dennis J. Dirks	Oscar Munoz

/s/ Donald F. Donahue	/s/ Garnett A. Smith
Donald F. Donahue	Garnett A. Smith

/s/ Bettina Doulton	/s/ David M. Thomas
Bettina Doulton	David M. Thomas

/s/ Vicki L. Fuller	/s/ Susan Tomasky
Vicki L. Fuller	Susan Tomasky

/s/ Patricia L. Kampling	/s/ Michael E. Wiley
Patricia L. Kampling	Michael E. Wiley

/s/ Thomas Kennedy
Thomas Kennedy